Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction
Appeal Virtual Machines, Inc.	Delaware
BEA Argentina S.A.	Argentina
BEA CrossGain International	Cayman Islands
BEA CrossGain, Inc.	Delaware
BEA Government Systems, Inc.	Delaware
BEA International	Cayman Islands
BEA Stockholm Engineering, AB	Sweden
BEA Systems (China) Co., Ltd.	China
BEA Systems (FSC) Inc.	Barbados
BEA Systems (Israel) Ltd.	Israel
BEA Systems (Switzerland) Ltd.	Switzerland
BEA Systems AB	Sweden
BEA Systems Customer Support (France) S.A.S.	France
BEA Systems Customer Support (Germany) GmbH	Germany
BEA Systems Customer Support (United Kingdom) Limited	United Kingdom
BEA Systems Distribution B.V.	Netherlands
BEA Systems Europe GmbH	Germany
BEA Systems Europe N.V.	Belgium
BEA Systems Europe, Ltd.	United Kingdom
BEA Systems Holding B	Delaware
BEA Systems Holland B.V. (dormant)	Holland
BEA Systems Hong Kong Ltd.	Hong Kong
BEA Systems India Private Ltd.	India
BEA Systems Ireland Holding Limited	Ireland
BEA Systems Ireland Ltd.	Ireland
BEA Systems Ireland Sales Support & Services Ltd.	Ireland
BEA Systems Italia SPA	Italy
BEA Systems Japan Ltd.	Japan
BEA Systems Korea	Korea
BEA Systems Limitada	Brazil
BEA Systems Ltd.	United Kingdom
BEA Systems Middle East Ltd.	Israel
BEA Systems Netherlands B.V.	Netherlands
BEA Systems OY	Finland
BEA Systems Poland SP Z.o.o. ul.	Poland
BEA Systems Pty Ltd.	Australia
BEA Systems SA de C.V.	Mexico
BEA Systems Singapore Pte	Singapore
BEA Systems Spain S.A.	Spain
BEA Systems Sweden Telecom AB (Fka INCOMIT AB)	Sweden
BEA Systems, Ltd.	Canada
BEA Systems S.A.S.	France
BEA Technology (Beijing) Co., Ltd.	China
BEA Systems (Thailand) Limited	Thailand
BEA WebXpress LLC	Delaware
BEA Systems India Technology Center Private Ltd.	India
Compoze Software, Inc.	Pennsylvania
CrossLogix, Inc.	California
ECTone (India) Private Limited	India

Name	Jurisdiction
ECTone, Inc.	Delaware
Enosys Software, Inc.	California
EntitleNet, Inc.	Delaware
Flashline, Inc.	Delaware
Fuego, Inc.	Delaware
Incomit Option AB	Sweden
M7 Corporation	Delaware
Plumtree Software, Inc.	Delaware
Silicongo, Inc	Delaware
Solarmetric Inc.	Delaware
The Theory Center, Inc.	Delaware
Westside.com	Delaware
XQRL, Inc.	Delaware
Plumtree Software Holding Company B.V.	Netherlands
Plumtree Software GmbH in Liquidation	Switzerland
Plumtree Software B.V.	Netherlands
Plumtree Software Singapore Pte Ltd	Singapore
Plumtree Portal Software Limited	United Kingdom